Exhibit 99.1

Media Contact

Tabitha Long

(312) 384-8018

FOR IMMEDIATE RELEASE

Inteliquent Reports Preliminary Second Quarter 2013 Results and Postpones Earnings Call

CHICAGO, August 8, 2013 – Inteliquent, Inc. (Nasdaq: IQNT), a leading provider of voice services, today announced preliminary financial results for the second quarter of 2013. Inteliquent also announced that, as a result of an ongoing investigation by the Audit Committee of Inteliquent’s Board of Directors, it has postponed its scheduled earnings call, which had been set for Thursday, August 8, 2013.

Preliminary Financial Results for the Second Quarter of 2013 and 2013 Financial Estimates

Inteliquent generated revenue of $49.8 million in the second quarter of 2012. Adjusted EBITDA (a non-GAAP financial measure) in the second quarter of 2013 was $16.3 million. See “Use of Non-GAAP Financial Measures” below for a discussion of the presentation of Adjusted EBITDA and reconciliation to net income. Inteliquent also affirmed its financial estimates for 2013 as more fully described below.

Postponed Earnings Call

As previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2012, Inteliquent reported a $75.3 million impairment charge, and a net loss of $78.1 million, in each case for the year ended December 31, 2012.

During the second quarter of 2013, the Board of Directors of the Company determined that an internal investigation of whether such impairment charge was overstated should be undertaken by the Audit Committee with the assistance of independent outside professionals. During the same time period, the Board of Directors also determined that the Audit Committee, with the assistance of independent outside professionals, should conduct an internal investigation of the Company’s financial forecasting practices during the fourth quarter of 2012 and the first quarter of 2013. As a result of the ongoing internal investigation, Inteliquent has postponed its scheduled second quarter earnings call, which had been set for Thursday, August 8, 2013 at 10:00 a.m. Eastern time.

The information contained in this press release is preliminary and may be subject to significant changes and adjustments as a result of the Audit Committee’s ongoing internal investigation. Inteliquent is still conducting its internal investigation, including investigating whether a restatement of its financial statements relating to an overstatement of the impairment charge for the year ended December 31, 2012 will be required. All results reflected in this press release should be considered preliminary until Inteliquent’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2013 is filed with the Securities and Exchange Commission.

Preliminary Second Quarter Highlights

($ in millions, except per minute figures)

	Q2 2012	Q3 2012	Q4 2012	Q1 2013	Q2 2013
Voice Revenue	$50.7	$52.2	$49.8	$50.5	$49.8
Ave. Revenue per Minute	$0.00155	$0.00158	$0.00156	$0.00165	$0.00169
Minutes of Use (in billions)
Local
Local Transit Services	15.1	14.3	13.7	13.6	14.2
Switched Access (Long Distance)
Termination Services	13.4	14.1	13.0	11.9	11.0
Origination Services	3.4	3.9	4.6	4.7	3.9
Other
International Services	0.8	0.8	0.6	0.4	0.3

Total Minutes of Use	32.8	33.1	31.9	30.6	29.4

# of Employees (1)	291	291	290	281	143

(1)	The number of employees in periods prior to Q2 2013 includes employees related to the global data business, which was divested on April 30, 2013.

Preliminary Financial and Operating Results

In the second quarter of 2013, Inteliquent generated voice revenue of $49.8 million, a decrease of 2% compared to $50.8 million of voice revenue in the second quarter of 2012. The decrease related primarily to a reduction in minute volumes for local transit and termination voice services, which was partially offset by an increase in volumes in our origination voice services. Revenue from continuing operations for the second quarter of 2013 and 2012 included $2.7 million and $6.7 million, respectively, related to the global data business sold on April 30, 2013.

Voice minutes of use decreased by 10% to 29.4 billion minutes in the second quarter of 2013, compared to 32.8 billion minutes in the second quarter of 2012. Voice average price per minute increased by 9% over the same time period.

Adjusted EBITDA (a non-GAAP financial measure) in the second quarter of 2013 was $16.3 million, a decrease of 12% from $18.5 million in the second quarter of 2012. See “Use of Non-GAAP Financial Measures” below for a discussion of the presentation of Adjusted EBITDA and reconciliation to net income.

Income from continuing operations in the second quarter of 2013 was $35.2 million, compared to $10.7 million in the second quarter of 2012. The increase in the second quarter of 2013 related primarily to a $24.0 million gain on sale of part of the global data business.

Discontinued Operations

On April 30, 2013, we completed the divesture of the global data business businesses, allowing us to focus resources on driving performance in the core voice business. In the second quarter of 2013, our net loss from discontinued operations was $1.7 million, which compared to a $7.0 million net loss from discontinued operations in the second quarter of 2012. In addition we recorded $1.0 million of gain in connection with the sale of our global data business that qualified for discontinued operations treatment.

Dividends and Share Repurchases

We paid a $1.25 per share special dividend and initiated a $0.0625 per share regular quarterly dividend during the second quarter. This represented our first regular dividend since becoming a public company in 2007. Including the $3.00 per share special dividend that we paid on October 30, 2012, we have paid over $4.30 per share in dividends to our shareholders in the last 9 months. During the second quarter, we also repurchased 268,364 shares for approximately $1.57 million. The repurchases represented our initial activity under the three-year, $50 million program approved by the Board of Directors in August 2012.

2013 Business Outlook

As previously announced, we increased our financial estimates for 2013 as follows:

Revenue	$215 - $225 million
Adjusted EBITDA	$57 - $62 million
Capital Expenditures	$12 - $16 million

The financial estimates include the results for our global data business prior to its divestiture on April 30, 2013.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involve substantial risks and uncertainties. The information contained in this press release is preliminary and may be subject to significant changes and adjustments as a result of the Audit Committee’s ongoing internal investigation. Inteliquent is still investigating whether a restatement of its financial statements relating to its impairment charge will be required. All results reflected in this press release should be considered preliminary until Inteliquent’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2013 is filed with the Securities and Exchange Commission.

In addition, the words “preliminary,” “anticipates,” “believes,” “efforts,” “expects,” “estimates,” “projects,” “proposed,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions identify additional forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Factors that might cause such differences include, but are not limited to: the results of the Audit Committee’s ongoing internal investigation, including the impact of any restatement of Inteliquent’s financial statements, if a restatement is required, or other actions that may be taken or required as a result of the Audit Committee’s ongoing internal investigation; the impact of any determination that certain of Inteliquent’s financial statements were not prepared in accordance with GAAP and/or the reporting requirements of applicable securities laws, rules and regulations; the impact of any determination of the existence of any significant deficiencies and/or material weaknesses in certain of Inteliquent’s internal controls and/or of the need to reevaluate certain of the findings and conclusions in Management’s Report on Internal Controls and/or any determination that Inteliquent’s disclosure controls and procedures required by the Securities Exchange Act were not effective; the impact of any inability of Inteliquent to timely file reports or statements with the Securities and Exchange Commission and distribute such reports or statements to its stockholders; the impact of the Audit Committee’s ongoing internal investigation on Inteliquent’s insurance policies and any determination as to whether Inteliquent is in compliance with the terms and conditions of such policies; any litigation and governmental investigations or proceedings which may arise out of the Audit Committee’s ongoing internal investigation or any restatement of Inteliquent’s financial statements; any impact of the Audit Committee’s ongoing internal investigation on Inteliquent’s borrowing capability and existing credit facility; any impact of the Audit Committee’s ongoing internal investigation on Inteliquent’s ability to meet NASDAQ requirements for continued listing; any impact of any tax consequences of the Audit Committee’s ongoing internal investigation, including any determination that Inteliquent filed tax returns were not true, correct and complete; the costs related to any litigation and governmental investigations or proceedings which may arise out of the Audit Committee’s ongoing internal investigation; the effects of competition, including direct connects, and downward pricing pressure resulting from such competition; risks associated with the sale of our data business, including issues regarding separating our network, IT and billing systems from the network and systems sold to the buyer, and that the cost savings and other benefits we hope to receive may not materialize in part or at all; our ability to maintain relationships with business providers following the sale of the data business; our regular review of strategic alternatives; the impact of current and future regulation, including intercarrier compensation reform enacted by the Federal Communications Commission; the risks associated with our ability to successfully develop and market new services, many of which are beyond our control and all of which could delay or negatively affect our ability to offer or market new services; technological developments; the ability to obtain and protect intellectual property rights; the impact of current or future litigation; the potential impact of any future acquisitions, mergers or divestitures; natural or man-made disasters; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other important factors included in our reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section in our Annual Report on Form 10-K for the period ended December 31, 2012, as such Risk Factors may be updated from time to time in subsequent reports.

Furthermore, such forward-looking statements speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

About Inteliquent

Inteliquent is a leading provider of wholesale voice services for carriers and service providers. Inteliquent is used by nearly all national and regional wireless carriers, cable companies and CLECs in the markets it serves, and its network carries approximately ten billion minutes of traffic per month. Please visit Inteliquent’s website at www.inteliquent.com and follow us on Twitter @Inteliquent.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

INTELIQUENT, INC. AND SUBSIDIARIES

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2013	2012	2013	2012
Revenue	$53,449	$58,262	$112,737	$119,149
Operating expense:
Network and facilities expense (excluding depreciation and amortization)	24,053	22,966	48,689	46,935
Operations	7,508	8,674	15,306	17,468
Sales and marketing	1,526	1,997	3,560	4,178
General and administrative	4,535	5,702	9,034	10,951
Depreciation and amortization	3,699	5,371	8,212	10,690
Loss (gain) on disposal of fixed assets	223	(4)	223	(113)
Gain on disposal of Americas data assets	(23,980)	—	(23,980)	—

Total operating expense	17,564	44,706	61,044	90,109

Income from operations	35,885	13,556	51,693	29,040

Other expense (income):
Interest income	(13)	(49)	(52)	(90)
Other (income) expense	(4)	(1)	1	(1)

Total other income	(17)	(50)	(51)	(91)

Income from continuing operations before income taxes	35,902	13,606	51,744	29,131
Provision for income taxes	741	2,933	4,347	6,678

Income from continuing operations	35,161	10,673	47,397	22,453
Loss from discontinued operations, net of income tax provision	1,698	6,967	7,034	12,092
Gain on disposal of discontinued operations	(1,005)	—	(1,005)	—

Net income	$34,468	$3,706	$41,368	$10,361

Earnings per share – continuing operations:
Basic	$1.08	$0.34	$1.47	$0.71
Diluted	$1.08	$0.34	$1.47	$0.70
Loss per share – discontinued operations:
Basic	$(0.02)	$(0.22)	$(0.19)	$(0.38)
Diluted	$(0.02)	$(0.22)	$(0.19)	$(0.38)
Earnings per share – net income:
Basic	$1.06	$0.12	$1.28	$0.33
Diluted	$1.06	$0.12	$1.28	$0.32
Weighted average number of shares outstanding:
Basic	31,629	31,791	31,585	31,728
Diluted	31,629	32,178	31,585	32,118
Dividends paid per share:	$1.31	$—	$1.31	$—

The information contained in this press release is preliminary and may be subject to significant changes and adjustments as a result of the Audit Committee’s ongoing internal investigation. Inteliquent is still investigating whether a restatement of its financial statements relating to its 2012 impairment charge could be required. To the extent Inteliquent’s $75.3 million impairment charge recognized for the year ended December 31, 2012, was overstated, a reduction of such charge would, among other matters, increase net income and impact additional financial statement accounts including the gain recognized by Inteliquent on the sale of its data business completed April 30, 2013. All results reflected in this press release should be considered preliminary until Inteliquent’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2013 is filed with the Securities and Exchange Commission.

INTELIQUENT, INC. AND SUBSIDIARIES

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)	June 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$56,718	$31,479
Receivables — net of allowance of $0 and $423, respectively	31,291	30,759
Deferred income taxes – current	—	1,210
Prepaid expenses	1,451	6,405
Other current assets	2,118	—
Current assets of discontinued operations	—	26,924

Total current assets	91,578	96,777
Property and equipment — net	26,903	44,116
Restricted cash	125	962
Deferred income taxes – noncurrent	5,804	2,710
Other assets	2,277	1,035

Total assets	$126,687	$145,600

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,411	$7,546
Accrued liabilities:
Taxes payable	3,431	2,160
Circuit cost	6,285	8,821
Rent	1,872	1,829
Payroll and related items	3,276	2,687
Other	2,052	1,062
Current liabilities of discontinued operations	—	22,402

Total current liabilities	22,327	46,507

Shareholders’ equity:
Preferred stock — par value of $.001; 50,000 authorized shares; no shares issued and outstanding at June 30, 2013 and December 31, 2012	—	—
Common stock — par value of $.001; 150,000 authorized shares; 32,328 shares and 32,345 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	33	32
Less treasury stock, at cost; 3,351 shares and 3,083 shares at June 30, 2013 and December 31, 2012, respectively	(51,668)	(50,103)
Additional paid-in capital	202,540	199,331
Accumulated other comprehensive loss	—	(4,904)
Retained earnings	(46,545)	(45,263)

Total shareholders’ equity	104,360	99,093

Total liabilities and shareholders’ equity	$126,687	$145,600

The information contained in this press release is preliminary and may be subject to significant changes and adjustments as a result of the Audit Committee’s ongoing internal investigation. Inteliquent is still investigating whether a restatement of its financial statements relating to its 2012 impairment charge could be required. To the extent Inteliquent’s $75.3 million impairment charge recognized for the year ended December 31, 2012, was overstated, a reduction of such charge would, among other matters, increase net income and impact additional financial statement accounts including the gain recognized by Inteliquent on the sale of its data business completed April 30, 2013. All results reflected in this press release should be considered preliminary until Inteliquent’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2013 is filed with the Securities and Exchange Commission.

INTELIQUENT, INC. AND SUBSIDIARIES

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
(In thousands)	2013	2012
Operating
Net income	$41,368	$10,361
Adjustments to reconcile net cash flows from operating activities:
Depreciation and amortization	9,455	15,095
Deferred income taxes	(1,884)	(13)
Loss (gain) on disposal of fixed assets	490	(109)
Gain on disposal of Americas data assets	(23,980)	—
Gain on disposal of discontinued operations	(1,005)	—
Non-cash share-based compensation	3,930	6,027
Loss on intercompany foreign exchange transactions	56	297
Excess tax deficiency associated with share-based payments	504	120
Changes in assets and liabilities:
Receivables	(3,860)	4,568
Other current assets	1,933	(3,927)
Other noncurrent assets	(44)	120
Accounts payable	198	(1,366)
Accrued liabilities	3,252	4,295
Noncurrent liabilities	—	178

Net cash provided by operating activities	30,413	35,646

Investing
Purchase of equipment	(7,982)	(14,869)
Proceeds from sale of equipment	28	107
Proceeds from disposition of discontinued operations, net of transaction costs	9,709	—
Proceeds from disposition of Americas data assets, net of transaction costs	37,092	—
Decrease in restricted cash	837	—

Net cash provided by (used for) investing activities	39,684	(14,762)

Financing
Proceeds from the exercise of stock options	220	69
Restricted shares withheld to cover employee taxes paid	(365)	(657)
Dividends paid	(42,650)	—
Payments made for repurchase of common stock	(1,565)	—
Excess tax deficiency associated with share-based payments	(504)	(120)

Net cash used for financing activities	(44,864)	(708)
Effect of exchange rate changes on cash	6	(256)
Net Increase In Cash And Cash Equivalents	25,239	19,920

Cash And Cash Equivalents — Beginning	31,479	90,279

Cash And Cash Equivalents — End	$56,718	$110,199
Supplemental Disclosure Of Cash Flow Information:
Cash paid for taxes	$1,187	$9,536
Supplemental Disclosure Of Noncash Flow Items:
Investing Activity — Accrued purchases of equipment	$1,122	$6,514

The information contained in this press release is preliminary and may be subject to significant changes and adjustments as a result of the Audit Committee’s ongoing internal investigation. Inteliquent is still investigating whether a restatement of its financial statements relating to its 2012 impairment charge could be required. To the extent Inteliquent’s $75.3 million impairment charge recognized for the year ended December 31, 2012, was overstated, a reduction of such charge would, among other matters, increase net income and impact additional financial statement accounts including the gain recognized by Inteliquent on the sale of its data business completed April 30, 2013. All results reflected in this press release should be considered preliminary until Inteliquent’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2013 is filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

In this press release we disclose “Adjusted EBITDA”, which is a non-GAAP financial measure. For purposes of SEC rules, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and prepared in accordance with generally accepted accounting principles in the United Sates (GAAP).

EBITDA is defined as net income before (a) interest expense, net (b) income tax expense and (c) depreciation and amortization. Adjusted EBITDA is defined as EBITDA as further adjusted to eliminate non-cash share-based compensation, impairment charges, foreign exchange loss (gain) on intercompany loans, dispute settlements, cease operations – hosted services, reduction in force, value-added tax and other expense related to stock buyback. We believe that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists in analyzing and benchmarking the performance and value of our business. We believe that presenting Adjusted EBITDA facilitates company-to-company operating performance comparisons of companies within the same or similar industries by backing out differences caused by variations in capital structure, taxation and depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. These measures provide an assessment of controllable operating expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance. They provide an indicator for management to determine if adjustments to current spending decisions are needed. Furthermore, we believe that the presentation of Adjusted EBITDA has economic substance because it provides important insight into our profitability trends, as a component of net income, and allows management and investors to analyze operating results with and without the impact of depreciation and amortization, interest and income tax expense, non-cash share-based compensation, impairment charges, foreign exchange loss (gain) on intercompany loans, dispute settlements, cease operations – hosted services, reduction in force, value-added tax and other expense related to stock buyback. Accordingly, these metrics measure our financial performance based on operational factors that management can impact in the short-term, namely the operational cost structure and expenses of our business. In addition, we believe Adjusted EBITDA is used by securities analysts, investors and other interested parties in evaluating companies, many of which present an EBITDA measure when reporting their results. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as depreciation, amortization and interest and taxes, necessary to operate our business. We disclose the reconciliation between EBITDA and Adjusted EBITDA and net income below to compensate for this limitation. While we use net income as a significant measure of profitability, we also believe that Adjusted EBITDA, when presented along with net income, provides balanced disclosure which, for the reasons set forth above, is useful to investors in evaluating our operating performance and profitability. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net income as calculated in accordance with generally accepted accounting principles as a measure of performance.

The information contained in this press release is preliminary and may be subject to significant changes and adjustments as a result of the Audit Committee’s ongoing internal investigation. Inteliquent is still investigating whether a restatement of its financial statements relating to its 2012 impairment charge could be required. To the extent Inteliquent’s $75.3 million impairment charge recognized for the year ended December 31, 2012, was overstated, a reduction of such charge would, among other matters, increase net income and impact additional financial statement accounts including the gain recognized by Inteliquent on the sale of its data business completed April 30, 2013. All results reflected in this press release should be considered preliminary until Inteliquent’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2013 is filed with the Securities and Exchange Commission.

The following is a reconciliation of net income to EBITDA and Adjusted EBITDA:

INTELIQUENT, INC. AND SUBSIDIARIES

Preliminary Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,		Full Year
	2013	2012	2013	2012	2013 *
Net income	$34,468	$3,706	$41,368	$10,361	$47,195
Interest income **	(2)	(12)	(4)	(15)	(10)
Provision for income taxes **	741	4,087	4,574	8,338	13,600
Depreciation and amortization **	4,011	7,795	9,455	15,095	16,200

EBITDA	$39,218	$15,576	$55,393	$33,779	$76,985
Non-cash share-based compensation	2,060	2,911	3,930	6,027	7,500
Gain on sale of data business **	(24,985)	—	(24,985)	—	(24,985)

Adjusted EBITDA	$16,293	$18,487	$34,338	$39,806	$59,500

*	The amounts expressed in this column are based on current estimates as of the date of this press release. This reconciliation is based on the midpoint of the full year 2013 estimated range announced in this press release and the Company’s press release dated July 15, 2013. The financial estimates include results from the global data services business for the first four months of 2013 only.
**	For comparison purposes, amounts expressed in these lines include results from the global data services business for the respective periods, prior to divestiture on April 30, 2013, which are reported as discontinued operations in the Company’s condensed consolidated statements of income.

The information contained in this press release is preliminary and may be subject to significant changes and adjustments as a result of the Audit Committee’s ongoing internal investigation. Inteliquent is still investigating whether a restatement of its financial statements relating to its 2012 impairment charge could be required. To the extent Inteliquent’s $75.3 million impairment charge recognized for the year ended December 31, 2012, was overstated, a reduction of such charge would, among other matters, increase net income and impact additional financial statement accounts including the gain recognized by Inteliquent on the sale of its data business completed April 30, 2013. All results reflected in this press release should be considered preliminary until Inteliquent’s Quarterly Report on Form 10-Q for the second quarter ended June 30, 2013 is filed with the Securities and Exchange Commission.